UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2025, The Crypto Company (the “Company”) and AJB Capital Investments LLC entered into a Third Amendment dated as of February 6, 2025 (“Third Amendment”) to that certain Promissory Note dated as of August 28, 2024 (“Promissory Note”). The First Amendment to the Promissory Note dated as of October 1, 2024 (“First Amendment”), amends the Promissory Note, to increase the principal amount of the Promissory Note from $120,000 to $142,000. The Second Amendment to the Promissory Note amends the Promissory Note, as amended by the First Amendment, to increase the principal amount of the Promissory Note from $142,000 to $157,556. The Third Amendment to the Promissory Note amends the Promissory Note, as amended by the First and Second Amendments, to increase the principal amount of the Promissory Note from $157,556 to $222,890, provided, however, that the $65,334 of additional principal carries an original issue discount of $6,534 withheld from the Company to cover monitoring costs associated with the Promissory Note and $3,500 withheld from the Company to cover due diligence and legal costs in connection with the Third Amendment.

The foregoing description of the Third Amendment to the Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Promissory Note, dated February 11, 2025, by and between the Crypto Company and AJB Investments LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date:	February 13, 2025
		By:	/s/ Ron Levy
		Name:	Ron Levy
		Title:	Chief Executive Officer, Chief Operating Officer and Secretary